Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2012 of our reports dated March 4, 2013 included in its Registration Statements Form S-3 (No. 333-165170) and on Form S-8 (No. 333-4434, 333-67357, 333-107568 and 333-121756) relating to the consolidated financial statements and schedule and internal controls for the three years ended December 31, 2012, 2011 and 2010 listed in the accompanying index.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 4, 2013